EXHIBIT 31.1

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Robert DeVincenzi, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Lazydays Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 3, 2022	/s/ Robert DeVincenzi
Robert DeVincenzi
Interim Chief Executive Officer